Exhibit 99.1

FOR IMMEDIATE RELEASE

New Peoples Bankshares Inc. Announces Record Earnings Results and Over $800 Million in Assets For 2008

Honaker, Va., February 24, 2009.........New Peoples Bankshares, Inc. (consolidated 2008 annual results unaudited) reports total net income after tax of $4,737,000 or $0.47 per basic share and $0.46 per diluted share for the year ended December 31, 2008 as compared to $2,870,000, or $0.29 per basic share and $0.28 per diluted share for the year ended December 31, 2007. At December 31, 2008, total assets were $807,898,000, total loans were $721,174,000, and total deposits were $705,688,000. The annualized return on average assets for the fiscal year 2008 was 0.61% as compared to 0.42% for the same period in 2007. The annualized return on average equity for the fiscal year 2008 was 9.98% and 6.60% for the same period in 2007.

The bank’s founding CEO, Kenneth Hart, congratulated the bank’s employees and board of directors for trimming costs, carefully evaluating the bank’s approaches to asset quality management and working with customers to help avoid excessive risk. “We never jumped into the sub-prime market like many banks did, nor have we invested in stocks such as Fannie Mae and Freddie Mac. As a result, our bank and many other community banks have weathered a lot of the turbulence that still swirls throughout the banking industry.”

Hart pointed out that New Peoples did not apply to participate in the federal Troubled Asset Relief Program, or TARP, funds that have strings attached. “All we need from the government is the flexibility to respond to our regional market based upon our experience and knowledge here in Central Appalachia. Our region did not experience the rapid rise in real estate prices; therefore, we did not drop like other regions. Our job numbers and real estate values have held fairly steady compared to other regions and that needs to be recognized and rewarded when it comes to banking policies.” At December 31, 2008, New Peoples Bank is well capitalized as defined by regulatory guidance with a tier 1 leverage ratio of 8.35%, tier 1 risk based capital ratio of 10.28%, and a total risk based capital ratio of 11.36%.

The increase in earnings is due primarily to a strong net interest income resulting from increased loan production and a continued decrease in the cost of funds. The net interest income for the year 2008 was $29,222,000 as compared to $25,709,000 for the period ended December 31, 2007, which is an increase of $3,513,000, or 13.66%. The net interest margin for the year ending December 31, 2008 was 4.13% as compared to 4.11% for the same period in 2007.

In addition to the strong growth in net interest income, non interest income increased to $6,162,000 for 2008 as compared to $4,651,000 in 2007. Of the $1,511,000, or 32.49%, increase, $850,000 is the result of increased deposit service fees, retail investment sales and insurance commissions. Hart noted. “Many of our banking customers like the idea that they can come in, get a loan and obtain life, disability and other insurance coverage on the spot and also find ways to invest in equities and other market funds.” The remaining $661,000 increase in non interest income is related to net gains on sales of other real estate owned.

Noninterest expenses increased $3,557,000, or 15.02%, in 2008 to $27,231,000 from $23,674,000 in 2007. The majority of the increase is related to additional operating expenses from a new branch location in 2008, and five new branches in 2007. During 2008, we realized a full year effect of the 2007 branch expansion expenses.

Total assets at December 31, 2008 were $807,898,000 compared to $765,951,000 at the end of 2007, an increase of $41,947,000, or 5.48%. Deposits grew from $657,033,000 at December 31, 2007 to $705,688,000 at the end of 2008, for an increase of $48,655,000, or 7.41%. Total loans increased from $682,260,000 at December 31, 2007 to $721,174,000 at December 31, 2008, an increase of $38,914,000, or 5.70%. The increase in deposits and loans can be attributed to an increased presence in the market at new and existing branches and the Bank's reputation for quality service.

Asset quality has shown a slight deterioration during the present recession. However, impaired loans have decreased from $9,600,000, with a valuation allowance of $1,200,000 at December 31, 2007. At the end of 2008, total impaired loans were $6,844,000 with a valuation allowance of $218,000. Of the $6,844,000 recorded as impaired loans, $6,447,000 were nonperforming loans, which includes nonaccrual loans and past due 90 days or more. At the end of 2008, these nonperforming loans as a percentage of total loans were 0.89% as compared to $3,213,000, or 0.47% of total loans at December 31, 2007. The increase is primarily due to nonperformance of two real estate development loans located in the coastal region of North and South Carolina totaling $4,412,000, or 68.43% of nonperforming loans. Other real estate owned increased from $2,051,000 at December 31, 2007 to $2,496,000 at December 31, 2008. The provision for loan losses totaled $1,500,000 during 2008 as compared to $3,840,000 in the same period in 2007. The allowance for loan losses of $6,904,000, or 0.96% of total loans at the end of 2008, is considered adequate by management given the quality of the loan portfolio. The allowance for loan losses was $6,620,000, or 0.97% of total loans, at December 31, 2007. Additional provisions may be made in the future as deemed necessary.

Hart pointed out loan losses for 2008 were below bank peers. Net charge-offs for the year ending December 31, 2008 were $1,216,000 as compared to $2,090,000 for the same period in 2007. This represents 0.17% of average loans at year-end 2008 as compared to 0.34% at December 31, 2007. Peer data provided by the FDIC reported this ratio of similar sized banks as of December 31, 2008 at 0.49%. “We try to work with our customers in tough times so they can hold onto to their homes and businesses. Sometimes the worst can happen to them and we have to take action, but community banks are in a good position to change with the times quickly and work toward a better outcome.”

Hart emphasized that no one can predict the future, only work hard in the present to prepare for what might happen months and years ahead. “We will continue to cut overhead, consolidate services when needed and work with our customers as much as possible through these volatile times. We want them to be with us, strong as ever, when the economy swings back up.”

New Peoples Bankshares, Inc., headquartered in Honaker, Virginia, is an $807.9 million bank holding company and the parent company of New Peoples Bank, Inc. New Peoples Bank, Inc. operates through 31 branch locations located in Virginia, West Virginia and Tennessee.

Additional information may be found on the Internet at www.newpeoplesbank.com. New Peoples Bankshares, Inc. is privately traded and information about trading stock may be obtained by contacting the Investor Relations department at 1-276-873-7000.

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Contact Information: Kenneth Hart, President & CEO

1-276-873-6288

This press release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include the following: the ability to successfully manage our growth or implement our growth strategies if we are unable to identify attractive markets, locations or opportunities to expand in the future; maintaining capital levels adequate to support our growth; maintaining cost controls and asset qualities as we open or acquire new branches; the successful management of interest rate risk; changes in interest rates and interest rate policies; reliance on our management team, including our ability to attract and retain key personnel; changes in general economic and business conditions in our market area; risks inherent in making loans such as repayment risks and fluctuating collateral values; competition with other banks and financial institutions, and companies outside of the banking industry, including those companies that have substantially greater access to capital and other resources; demand, development and acceptance of new products and services; problems with technology utilized by us; changing trends in customer profiles and behavior; and changes in banking and other laws and regulations applicable to us. Because of these uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.